EXHIBIT 10.10

                       PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of September 16, 2003 by and among Araios, Inc., a Delaware corporation (the "Company"), and CytRx Corporation, a Delaware Corporation (the "Purchaser").

         WHEREAS the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase on the terms and subject to the conditions set forth in this Agreement two thousand (2,000) shares (the "Shares") of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement the parties hereto agree as follows:

                                   ARTICLE 1

                  PURCHASE AND SALE OF SERIES A PREFERRED STOCK

         1.1 Authorization of Series A Preferred Stock. The Company has, or before the Closing (as hereinafter defined) will have, authorized the issuance and sale of the Shares of its Series A Preferred Stock, having the rights, restrictions, privileges and preferences as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") attached to this Agreement as Exhibit A.

         1.2 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company the Shares, at a purchase price of $3,500 per share, for an aggregate purchase price of $7,000,000 (the "Aggregate Purchase Price"). The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, at 10:00 A.M. on September 17, 2003 or at such time and date thereafter as the Purchaser and the Company may agree (the "Closing Date"). At the Closing, the Company will deliver to the Purchaser a certificate for the Shares registered in its name (or its nominee), against a transfer of funds to the account of the Company by wire transfer representing the Aggregate Purchase Price.

                                   ARTICLE 2

                  THE COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Company (with the personal knowledge of Dr. Michael P. Czech and Mark A. Tepper, Ph.D. being attributable to the Company) hereby makes the following representations and warranties to the Purchaser effective as of the date hereof:

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         2.1  Incorporation,  Standing and  Qualification  of the  Company.  The
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

         2.2 Subsidiaries. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (ii) control, directly or indirectly, any other entity.

         2.3 Corporate Power and Authority. The Company has the requisite power and authority to execute and deliver this Agreement, the Shares, and other agreements and the certificates contemplated hereby to which it is a party (collectively, the "Related Agreements"), to perform its obligations hereunder and thereunder and to engage in the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Related Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders in connection with such authorization. This Agreement has been duly executed and delivered and is, and upon the execution and delivery thereof the Shares and each of the Related Agreements will be, legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

         2.4 Certificate of Incorporation and By-Laws. The Company has made available to the Purchaser true, correct and complete copies of its Certificate of Incorporation and By-Laws, and all amendments to and restatements of each as of the date hereof. Prior to the Closing, the Company shall have properly filed the Restated Certificate to permit the Company to fulfill its obligations under this Agreement.

         2.5 Litigation; Compliance with Laws.

                  (a) Litigation. There is no action, suit, claim, litigation, proceeding, investigation, arbitration or governmental inquiry, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or arbitration involving private parties (collectively, a "Proceeding") pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties or assets. There are no Proceedings pending or, or to the Company's knowledge, threatened which might call into question the validity of this Agreement, any of the Shares, any of the Related Agreements or any action taken or to be taken pursuant hereto or thereto.

                  (b) Compliance with Laws. The Company has complied with, and is not in violation of or in default (with due notice or lapse of time or both) with respect to, all laws, governmental rules, governmental regulations, governmental orders, judgments, decrees, writs,


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         injunctions  and  awards  of any  arbitration,  court  or  governmental
         authority   applicable  to  it  and  its  business,   as  conducted  or
         contemplated to be conducted, except where such failure to comply, violation or default would not have, or be reasonably expected to result in, either individually or in the aggregate, a material adverse effect on the business, financial condition, assets, liabilities, contractual rights or prospects of the Company (a "Material Adverse Effect"). The Company has, or can obtain on commercially reasonable terms, all material permits, licenses and other rights, privileges and
         authorizations   (including  all  licenses  of  technologies  from  the
         University of Massachusetts Medical School ("UMMS")) required to conduct its business, as conducted or contemplated to be conducted, except where failure to have any such franchises, permits, licenses or other rights, privileges or authorizations would not have, or be reasonably expected to result in, either individually or in the aggregate,  a  Material  Adverse  Effect.  There  is no  existing  law,
         governmental  rule,   governmental  regulation  or  governmental  order
         applicable to or binding upon the Company, and the Company is not aware of any proposed law, governmental rule, governmental regulation or governmental order, whether federal or state, which would prohibit or materially restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business.

         2.6 Conflicting Agreements; Violations of Charter Provisions. The Company is not bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations, condition, prospects or affairs, financial or otherwise, of the Company. The Company is not in violation or default of its Certificate of Incorporation, By-laws or other corporate restriction, or of any material agreement or instrument to which it is a party or by which it or any of its assets is bound, where any such violation, noncompliance or default would have, or be reasonably expected to result in, either individually or in the aggregate, a Material Adverse Effect. Neither the authorization, execution, delivery and performance of this Agreement or the Related Agreements, nor the sale, issuance and delivery of the Shares, nor the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach or default of any of the terms of the charter or By-laws or any other corporate restriction, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of any material provision of any agreement or instrument, which is applicable to the Company or by which the Company or any of its assets is bound, or constitute a material default thereunder, or result in the creation or imposition of any material Lien upon any of the assets of the Company.

         2.7 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article 3, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality, domestic or foreign, under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, or any of the Related Agreements, the issuance, sale and delivery of the Shares and the Conversion Shares (as defined in Section 2.8(a)), other than filings pursuant to state securities laws (all of which filings have been made by the Company or will be made within the period of time required by such state securities laws) in connection with the sale of the Shares.


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         2.8 Capitalization; Status of Capital Stock.

                  (a) The authorized capital of the Company (immediately prior to the Closing but after the filing of the Restated Certificate) consists of (a) 5,000 shares of Common Stock, of which, immediately after the Closing, (i) 100 shares will be issued and outstanding and
         (ii) at least 2,000 shares will be reserved for the conversion of the Shares, and (b) 2,000 shares of preferred stock, $0.01 par value per share, all of which will have been designated as Series A Convertible Preferred Stock and which, immediately after the Closing, 2,000 will be issued and outstanding. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and non-assessable. As of immediately prior to the Closing, the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the authorized capital stock of the Company will be as set forth in the Restated Certificate, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions will be valid, binding and enforceable and in accordance with all applicable laws. The Shares, when issued and delivered in accordance with the terms hereof, and the shares of Common Stock when issued and delivered upon the conversion of the Shares (as adjusted from time to time in accordance the Restated Certificate, the "Conversion Shares"), will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all Liens or restrictions imposed by or through the Company except as set forth in this Agreement. Immediately after the Closing, the shares of Series A Preferred Stock held by the Purchaser will represent not less than 95% of the outstanding shares of Common Stock, calculated on a Fully Diluted Basis. The Conversion Shares have been duly reserved for issuance.

                  (b) Set forth in Schedule 2.8(b) is a true and complete list of the number of shares of Common Stock or other securities of the Company which, as of immediately after the Closing will be held by each stockholder of the Company. Except for the Shares and as set forth in
         Schedule 2.8(b), there are no subscriptions, options, warrants or other rights (contingent or otherwise) to purchase or otherwise acquire shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule 2.8(b), there are no outstanding shares of capital stock or other securities of the Company.

                  (c) Except as contemplated by this Agreement or set forth in the Restated Certificate, (i) there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and Federal securities laws; (ii) there are no agreements, understandings, proxies, trusts or other collaborative arrangements concerning the voting, pledge or purchase and sale of the capital stock of the Company; (iii) no holder of any security of the Company is entitled to preemptive, first refusal or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company, or to the best of the Company's knowledge, to which any other Person is a party; and (iv) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.


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

                  (d) Assuming that the representations and warranties of the Purchaser contained in Article 3 of this Agreement are true, it is not necessary in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Agreement to register the Shares or the Conversion Shares under the Securities Act or under applicable state securities or Blue Sky laws regulating the issuance or sale of securities.

         2.9 Liabilities. Except for covenants and other obligations referred to herein, the Company does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise).

         2.10 Broker's Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement of the Related
Agreement have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker or bank.

         2.11 Transactions With Affiliates. Except for covenants and other obligations referred to herein, none of the officers, directors or employees of the Company, or any of their respective affiliates, is presently a party to any transaction with the Company.

         2.12 Contracts. Except as described on Schedule 2.13 there are no contracts, agreements, arrangements, understandings, leases, subleases, license, sublicenses, instruments of indebtedness or commitments, in each case, whether oral or written, to which the Company is a party or by which it or its assets is bound or affected.

         2.13 Employees. The Company has no officers, employees or consultants other than Dr. Michael P. Czech and Mark A. Tepper, Ph.D., or any employment or consulting agreements with Dr. Czech or any other individual.

                                   ARTICLE 3

               THE REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

         3.1 Power and Authority Relative to this Transaction. The Purchaser has full power and authority and has taken all action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

         3.2 Accredited Investor. The Purchaser was not formed for the purpose of acquiring the Shares and is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.


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

         3.3 Investment Representations. The Purchaser is acquiring the Shares for its own account and the Shares were acquired by it for the purpose of investment and not with a view to distribution or resale thereof in violation of the Securities Act and the rules and regulations promulgated thereunder. The Purchaser understands that none of the Shares and Conversion Shares has been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is available. The Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by it or the Conversion Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws; the Company does not have any present intention and is under no obligation to register the Shares or Conversion Shares under the Securities Act and other applicable securities laws. The Purchaser further represents that it understands and agrees that all certificates evidencing any of the Shares or Conversion Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR THE TRANSFEREE IS AN AFFILIATE OF THE HOLDER."

         3.4 Access To Information. The Purchaser acknowledges that during the course of this transaction and prior to the purchase of any Shares, it has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering of the Shares, and to obtain additional information, documents, records and books relative to the Company, its business, and an investment in the Company.

         3.5 Knowledge and Experience. The Purchaser has sufficient knowledge and experience in business and financial matters and with respect to investment in the securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. The Purchaser is able to bear the economic risk of such investment including a complete loss of the investment.


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

                                   ARTICLE 4

                         CLOSING CONDITIONS & COVENANTS

         4.1  Conditions  to  the  Purchaser's   Obligations.   The  Purchaser's
obligations to purchase and pay for the Shares are subject to the following conditions:

                  (a) Representations and Warranties; Covenants; Officer's Certificate. The Company's representations and warranties contained in
         Article 2 shall be true, correct and complete on and as of the date of the Closing with the same effect as if made on and as of the date of the Closing. All agreements and conditions to be performed or satisfied by the Company hereunder on or before the date of the Closing shall have been duly performed or satisfied.

                  (b) Restated Certificate. The Restated Certificate shall be in the form set forth in Exhibit A and filed with the Secretary of State of Delaware.

                  (c) Stockholders Agreement. The Company and Purchaser shall enter into a Stockholders Agreement in the form set forth in Exhibit B.

                  (d) Employment and SAB Agreements. The Company shall enter into an employment agreement with Mark A. Tepper, Ph.D. in the form set forth in Exhibit C and a Scientific Advisory Board Member Agreement with Michael P. Czech, Ph.D. in the form set forth in Exhibit D. The Company shall also have secured written commitments from Dr. Luciano Rosseti, Dr. C. Ronald Kahn, and Dr. Bruce Speigelman to enter into a Scientific Advisory Board Member Agreement in substantially the form set forth in Exhibit E.

                  (e) Closing Documents. The Purchaser or its counsel shall have received:

                           (i) A  certificate  dated as of the Closing as to the
                  good standing and legal existence of the Company in the State of Delaware;

                           (ii) A  certificate  of the  Secretary of the Company
                  dated the Closing Date and certifying that attached thereto is a true and complete copy of (A) the By-Laws of the Company as in effect on the date of such certification, and (B) all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the approval and adoption of the Restated Certificate, the issuance, sale and delivery of the Shares and the reservation, issuance and delivery of the Conversion Shares; and

                           (iii) Such additional  supporting documents and other
                  information with respect to the operations and affairs of the Company as the Purchaser or its counsel reasonably may request.

                  (f) Board of Directors.  The size of the Board of Directors of the Company shall be set at five (5) and immediately following the Closing shall consist of Mark A. Tepper, Ph.D.; three members designated by the Purchaser, who shall initially be Steven A. Kriegsman and two additional persons to be designated by the Purchaser after the date of this Agreement and one member designated by the management of the Company and elected after the Closing.

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
                  (g) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (h) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  (i) UMMS License and Consents. The Purchaser shall have entered into an exclusive license agreement with UMMS substantially in the form set forth in Exhibit F (the "UMMS License"), and Michael P. Czech, Ph.D. and/or the Company shall have obtained consent from UMMS to enter into this Agreement, the Related Agreements and the transactions contemplated hereby, including acknowledgment from UMMS that, with the Purchaser's payment of the Aggregate Purchase Price, the Purchaser has fully satisfied its obligations to raise $10 million under its existing license agreements with UMMS.

         4.2 Conditions to the Company's Obligations. The Company's obligation to issue the Shares to the Purchaser is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Purchaser contained in Article 3 shall be true, correct and complete on and as of the date of the Closing with the same effect as if made on and as of the date of the Closing.

                  (b) Stockholders Agreement. The Company and Purchaser shall enter into a Stockholders Agreement in the form set forth in Exhibit B.

                  (c) Employment and SAB Agreements. The Company shall enter into an employment agreement with Mark A. Tepper, Ph.D. in the form set forth in Exhibit C and a Scientific Advisory Board Member Agreement with Michael P. Czech, Ph.D. in the form set forth in Exhibit D. The Company shall also have secured written commitments from Dr. Luciano Rosseti, Dr. C. Ronald Kahn, and Dr. Bruce Speigelman to enter into a Scientific Advisory Board Member Agreement in substantially the form set forth in Exhibit E.

                  (d) Closing Documents. The Company or its counsel shall have received:

                           (i) A  certificate  dated as of the Closing as to the
                  good standing and legal existence of the Purchaser in the State of Delaware;


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

                           (ii) A certificate  of the Secretary of the Purchaser
                  dated the Closing Date and certifying that attached thereto is a true and complete copy of (A) the By-Laws of the Purchaser as in effect on the date of such certification, and (B) all resolutions adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Stockholders Agreement; and

                           (iii) Such additional  supporting documents and other
                  information with respect to the operations and affairs of the Purchaser or the Parent as the Company or its counsel reasonably may request.

                  (e) Performance. Each of the Purchaser and Parent shall have performed and complied with all agreements contained in this Agreement required to be performed and complied with it prior to or at the Closing.

                  (f) UMMS License and Consents. The Company shall have entered into the UMMS License and Michael P. Czech, Ph.D. and the Company shall have obtained consent from UMMS to enter into this Agreement, the Related Agreements and the transactions contemplated hereby, including acknowledgment from UMMS that, with the Purchaser's payment of the Aggregate Purchase Price, the Purchaser has fully satisfied its obligations to raise $10 million under its existing license agreements with UMMS.

                  (g) Payment of Counsel Expenses. The Purchaser shall have paid the fees of the Company's counsel as set forth in Section 6.18.

         4.3 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  (a) by written agreement of the parties;

                  (b) by the Company, if the Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement in and has not cured such breach within ten days after written notice to the Purchaser (provided, that the Company is not then in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured);

                  (c) by Purchaser, if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and has not cured such breach within ten days after written notice to the Company (provided, that the Purchaser is not then in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured);

                  (d) by any party, if the Closing has not occurred on or before November 15, 2003; provided, however, that a party may not terminate this Agreement pursuant to this Section if the failure of such party to fulfill any of its obligations hereunder shall have been the principal reason that the Closing shall not have occurred on or before said date; and

                  (e) by any party if there shall be a change of law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable, final order, decree or judgment of any court or governmental body having competent jurisdiction.

         4.4 Notice.  The party desiring to terminate this Agreement pursuant to
Section 4.3 shall given notice of such termination to the other parties hereto.

         4.5 Effects of Termination. If this Agreement is terminated as provided in Section 4.4, such termination shall be without liability of either party to the other parties to this Agreement except as otherwise provided herein, provided, that this Section 4.5 shall remain in effect, and provided, further, that if such termination shall result from the (i) willful failure by any party to fulfill a condition to the performance of the obligations of the other party,
(ii) failure by any party to perform a covenant of this Agreement, or (iii) breach by any party hereto of any representation, warranty, covenant or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure or breach.

         4.6 Post-Closing Covenants. Each of the parties to this Agreement shall use its respective reasonable best efforts in good faith to take or cause to be taken as promptly as practicable the following actions:

                  (a) Company Budget. The Company and the Purchaser will develop a proposed budget for the Company. The Company shall be operated in a manner so that the Aggregate Purchase Price will provide sufficient equity funding to the Company to meet its initial budgeted financial requirements for its first two years of operations. Additional scientific staffing and research and development expenditures will be funded through a research agreement that will be sought by the Company with a major pharmaceutical company. The Purchaser will fund executive staffing (i.e., CEO or other executives who are not already Parent employees) and other infrastructure expenditures in accordance with the budget.

                  (b) Parent Scientific Advisory Board. The Purchaser shall appoint Michael P. Czech, Ph.D. to is Scientific Advisory Board, pursuant to Purchaser's Scientific Advisory Board Agreement in the form set forth in Exhibit G. Compensation to Czech for membership on the Parent SAB will be $5,000 per month. Upon reaching first milestone, compensation for SAB membership will be increased to $7,500 per month. First milestone will be signing of a strategic alliance that will include a research agreement satisfactory to the Purchaser between the Company and a major pharmaceutical company that includes funding for research and development positions within the Company, licensing agreement for Company technology and other payments.

                  (c) Stock Option Pool. The Purchaser shall seek approval from its Board of Directors and stockholders to increase its stock option plans to set aside 900,000 shares (as adjusted for any stock splits, recapitalizations, combinations, etc.) of its common stock for equity incentive grants to employees of the Company. The actual amount of such grants shall be determined from time to time by the Purchaser's Compensation Committee after consultation with the Company's Board of Directors.

                  (d) Services Agreement.  As soon as practicable  following the
         Closing, the Company and the Purchaser shall enter into a services agreement pursuant to which the Purchaser shall agree to provide to the Company certain cash management, accounts payable and accounts receivable, payroll, tax, insurance, audit, corporate secretary, corporate finance, strategic development, public relations and similar general and administrative services. The parties agree that the Company shall pay the Purchaser a monthly amount, estimated at $50,000, as reimbursement for such services.

                                   ARTICLE 5

                                   DEFINITIONS

         5.1 Definitions.Except as otherwise defined in this Agreement or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

                  "Aggregate Purchase Price" shall have the meaning assigned to that term in Section 1.2 of this Agreement.

                  "Closing"  shall  have the  meaning  assigned  to that term in
         Section 1.2 of this Agreement.

                  "Closing Date" shall have the meaning assigned to that term in
         Section 1.2 of this Agreement.

                  "Company" shall have the meaning assigned to that term in the preamble of this Agreement.

                  "Conversion Shares" shall have the meaning assigned to that term in Section 2.8 of this Agreement.

                  "Fully Diluted Basis" shall mean assuming and giving effect to the exercise, conversion or exchange in full, for Common Stock, of all then outstanding options, warrants, subscription or purchase rights, and all exchangeable or convertible securities, and the issuance of all other shares of Common Stock authorized or reserved for issuance pursuant to any stock based equity award or similar plan, whether or not awards with respect to such shares are then outstanding.

                  "Lien" shall mean: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a lease, mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment of bailment given for security purposes (other than a trust receipt or deposit given in the ordinary course of business which does not secure any obligation for borrowed money), (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, licenses and profits a prendre. For purposes of this Agreement, any Person shall be deemed to be the owner of the leasehold or other interest in any property which it has acquired or holds subject to a lease and the owner of any property which it has acquired or holds subject to a conditional sale agreement or other similar arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Material Adverse Effect" shall have the meaning assigned to that term in Section 2.5 of this Agreement.

                  "Person" shall include any individual, a corporation, an association, a partnership, a trust or estate, a government and any agency or political subdivision thereof, or any other entity.

                  "Purchaser" shall have the meaning assigned to that term in the preamble of this Agreement.

                  "Proceeding"  shall have the meaning  assigned to that term in
         Section 2.5 of this Agreement.

                  "Related Agreements" shall have the meaning assigned to that term in Section 2.3 of this Agreement.

                  "Restated Certificate" shall have the meaning assigned to that term in Section 1.1 of this Agreement.

                  "Series A Preferred Stock" shall have the meaning assigned to that term in the preamble of this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Shares" shall have the meaning assigned to that term in the preamble of this Agreement.

                  "UMMS" shall have the meaning assigned to that term in Section 2.5(b).

                                   ARTICLE 6

                                  MISCELLANEOUS

         6.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.

If to the Purchaser:                CytRx Corporation
                                    11726 San Vicente Blvd., Suite 650
                                    Los Angeles, California 90049
                                    Tel:  (310) 826-5648
                                    Fax: (310) 826-6139
                                    Attn: Chief Executive Officer

         With a copy to:            Troy & Gould
                                    1801 Century Park East, 16th Floor
                                    Los Angeles, California 90067
                                    Tel:  (310) 553-4441
                                    Fax:  (310) 201-4746
                                    Attn:  Sanford J. Hillsberg, Esq.

         If to the Company:         Araios, Inc.
                                    508 Dudley Road
                                    Newton, MA  02459
                                    Tel:  ______________________
                                    Fax:  ______________________
                                    Attn:  President

         With a copy to:            Mintz, Levin, Cohn, Ferris,
                                      Glovsky and Popeo, P.C.
                                    One Financial Center
                                    Boston, MA  02111
                                    Tel:  (617) 542-6000
                                    Fax:  (617) 542-2241
                                    Attn:  William T. Whelan, Esq.

         All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day (or if sent overseas, on the 10th business day) following the day such mailing is made.

         6.2 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other agreements executed and delivered herewith embody the entire agreement and understanding between the Purchaser and the Company, and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not set forth in this Agreement, including the exhibits and schedules hereto, shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         6.3 Modifications and Amendments. This Agreement may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing and signed by the Person against which enforcement thereof is sought.

         6.4 Waivers and Consents. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         6.5 Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors (including, without limitation, by sale or transfer of all or substantially all assets, merger or consolidation) and permitted assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein except by a consent complying with Section 6.3 above.

         6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof).

         6.7 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         6.8 Interpretation. The parties hereto acknowledge and agree that (i) each party and its counsel, if so represented, reviewed and negotiated the terms and provisions of this Agreement excluding the Schedules and have contributed to its revision and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         6.9 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

         6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         6.11 Survival. All representations and warranties made by the parties hereto in this Agreement or in any other Related Agreement shall survive the Closing and shall remain in full force and effect thereafter.

         6.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         6.13 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.14 Use of Definitions; Gender. Any definitions used herein defined in the plural shall be deemed to include the singular as the context may require and any definitions used herein defined in the singular shall be deemed to include the plural as the context may require. Wherever reference is made herein to the male, female or neuter genders, such reference shall be deemed to include any of the other genders as the context may require.

         6.15 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Suffolk County, Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 6.1 hereof.

         6.16 Publicity. No party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by law.

         6.17 No Conflict with University of Massachusetts. Notwithstanding anything else to the contrary in this Agreement or in any of the Related Agreements or the transactions contemplated hereby, no point of this Agreement or in any of the Related Agreements or the transactions contemplated hereby shall conflict with the obligations of Michael P. Czech, Ph.D. to the UMMS or to any other university with which he becomes affiliated.

         6.18 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that the Purchaser shall pay at Closing (or if the Closing fails to occur for any reason, not later than November 15, 2003) the fees and expenses incurred by the Company's legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in connection with this Agreement and the transactions contemplated hereby in an aggregate amount not to exceed $55,724 (of which $20,352 previously has been paid by the Purchaser).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                              COMPANY:


                              ARAIOS, INC.


                              By:      /s/ Mark A. Tepper
                                 -----------------------------------------------
                                       Mark A. Tepper, Ph.D.
                              Its:     President


                              PURCHASER:



                              CYTRX CORPORATION


                              By:      /s/ Steven A. Kriegsman
                                 -----------------------------------------------
                                       Steven A. Kriegsman
                              Its:     Chief Executive Officer

                                    EXHIBIT A


                  FORM OF RESTATED CERTIFICATE OF INCORPORATION



                                    EXHIBIT B


                         FORM OF STOCKHOLDERS AGREEMENT



                                    EXHIBIT C


                       FORM OF TEPPER EMPLOYMENT AGREEMENT



                                    EXHIBIT D


                           FORM OF CZECH SAB AGREEMENT



                                    EXHIBIT E


                           FORM OF CYTRX SAB AGREEMENT



                                    EXHIBIT F

                         FORM OF UMMS LICENSE AGREEMENT



                                    EXHIBIT G

                          FORM OF ARAIOS SAB AGREEMENT

                                    EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                              OF CYTRX CORPORATION


         CytRx Corporation, a Delaware corporation (the "Company"), hereby certifies that:

         1. The following resolution has been unanimously adopted by the Company's Board of Directors and has been approved by the holders of a majority of the Company's outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Company's Restated Certificate of Incorporation:

                  RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting in its entirety the Fourth Article and by replacing it with the following:

                  "FOURTH: The total number of shares of all classes of stock that the corporation shall have the authority to issue is One Hundred and Five Million (105,000,000), of which One Hundred Million (100,000,000) shall be common stock, par value $.001 per share (the "Common Stock"), and Five Million (5,000,000) shall be preferred stock, par value $.01 per share (the "Preferred Stock").

                  The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, any qualifications, limitations or restrictions thereof."

         2. The above amendment was duly adopted by the Company in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, CytRx Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of this ____________ 2003


                                        CytRx Corporation



                                        By:
                                           ------------------------------------
                                           Name: Steven A. Kriegsman
                                           Title: Chief Executive Officer

                                    EXHIBIT B



                         FORM OF STOCKHOLDERS AGREEMENT



                FILED SEPARATELY IN CYTRX CORPORATION'S FORM 10-Q

                    FOR THE QUARTER ENDED SEPTEMBER 30, 2003

                                    EXHIBIT C



                       FORM OF TEPPER EMPLOYMENT AGREEMENT



                FILED SEPARATELY IN CYTRX CORPORATION'S FORM 10-Q

                    FOR THE QUARTER ENDED SEPTEMBER 30, 2003

                                    EXHIBIT D

                                CYTRX CORPORATION
                       SCIENTIFIC ADVISORY BOARD AGREEMENT


         This Agreement, dated as of September 17, 2003 (the "Agreement") is made by and between CytRx Corporation, a Delaware corporation (the "Company"), and Dr. Michael P. Czech ("Advisor") with reference to the following facts.

         1. Company has formed a scientific advisory board (the "Scientific Advisory Board") that will (i) advise the Company on matters related to the Company's research and development and the Company's acquisition of new products and technologies, (ii) advise the Company with respect to its dealings with the United States Food and Drug Administration and other such regulatory agencies, and (iii) advise the Company with respect to strategic planning in the pharmaceutical, biopharmaceutical, genomics, and other related areas.

         2. Advisor's expertise and stature will materially benefit the Company in its operations, research and development activities or strategic planning efforts.

         WHEREAS, the Company and Advisor wish to enter into this Agreement, whereby Advisor shall become a member of the Scientific Advisory Board.

         NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         (a) Services. Advisor agrees to provide to the Company such services as are customarily performed by a member of a scientific advisory board to a company such as the Company. These services will include, without limitation:

         o Consulting with the Company's management within the Advisor's professional area of expertise from time to time as reasonably requested by the Company;

         o Exchanging strategic and business development ideas with the Company;

         o Attending scientific or medical meetings with the Company's management, such as United States Food & Drug Administration meetings and other meetings relevant to Advisor's area of expertise; and

         o Attending meetings of the entire Scientific Advisory Board, which the Company expects will occur approximately once per year.

         Advisor's relationship with the Company shall be that of an independent contractor and not that of an employee. Advisor shall have no authority to enter into contracts that bind the Company or create obligations on the part of the Company unless otherwise first agreed to by the Company and Advisor in writing. The services under this Agreement shall not include those services prohibited by the University of Massachusetts Medical School (the "Principal Institution") as set forth in Schedule A attached hereto and incorporated herein or any academic institution or any hospital with which Advisor is affiliated (each such

Principal   Institution,   academic  institution  and  hospital  an  "Affiliated
Institution"). Advisor may join advisory boards of other companies and institutions who do not compete with the Company, provided that such commitments do not conflict with his obligations hereunder. The SAB Member shall provide copies to the Company of all status reports he delivers and other material correspondence he has with any Affiliated Institution concerning this Agreement or the services he provides under this Agreement within three days of his delivery or receipt of such report or correspondence.

              (b) Term & Termination. The Advisor's term of service on the Scientific Advisory Board and the parties' ability to terminate this Agreement shall be the same as set forth in Sections 5 and 6 of the Scientific Advisory Board Agreement by and between Advisor and Araios, Inc. ("Araios") dated as of September 17, 2003, except that this Agreement may be terminated by Advisor and not the Company at any time upon 30 days prior written notice.

              (c) Compensation. The Company will compensate Advisor for joining the Scientific Advisory Board and for providing the services to the Company set forth in this Agreement. The compensation will be in the form of a monthly payment during the term of this Agreement of $5,000 per month, which will increase to $7,500 per month upon Araios or any subsidiary of the Company that acquires Araios entering into a strategic alliance with a major pharmaceutical company that is satisfactory to the Company and that includes funding for research and development positions within Araios, a licensing agreement for Araios technology and other payments.

         In addition, the Company shall pay Advisor for all reasonable out-of-pocket expenses actually incurred by Advisor relating to Advisor's provision of services under this Agreement, including attending meetings as set forth above, in each case pursuant to a prior written approval of the expenses by the Company.

         Should Advisor perform extraordinary services on behalf of the Company, he may receive additional compensation, upon agreement with the Company. However, absent any such additional agreement between the Company and Advisor, this Agreement shall not imply the right to receive any such additional compensation.

              (d)  Confidential  Information.  Advisor  will hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses and is not generally known to the public (collectively, "Confidential Information"). Confidential Information shall not include information that (i) is in the public domain on the date of this Agreement, (ii) is or was disclosed to the Advisor by a third party having no fiduciary relationship with the Company or its affiliates and having no known obligation of confidentiality with respect to such information or (iii) was independently known or developed by Advisor without reference to the Confidential Information as demonstrated by Advisor by written records. Advisor will not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information, knowledge or data to anyone other than to the Company and those designated by the Company in writing. Nothing herein shall be construed to restrict the Advisor's right to publish material which does not contain Confidential Information. Furthermore, upon termination of this

Agreement or of Advisor's service to the Company as a member of the Scientific Advisory Board, Advisor will promptly deliver to the Company all books, memoranda, records and written data of every kind relating to Confidential Information that may then be in his personal possession. Advisor acknowledges and agrees that this provision regarding Confidential Information will survive termination of this Agreement or of the Advisor's service to the Company as a member of the Scientific Advisory Board.

              (e) Nonsolicitation. During the term of this Agreement and for one
(1) year thereafter, Advisor will not, without the Company's prior written consent, solicit the employment of any employee of the Company with whom Advisor has had contact in connection with the relationship arising under this Agreement.

              (f) No Conflict. Advisor represents that Advisor's performance of all the terms of this Agreement and that Advisor's retention as an advisor by the Company does not and will not breach any agreement to keep in confidence any proprietary information acquired by Advisor in confidence prior to Advisor's retention as an advisor by the Company. Advisor has not entered into, and agrees Advisor will not enter into, any agreement, either written or oral, in conflict with the foregoing sentence. Advisor understands as part of the consideration for the offer to retain Advisor as an advisor, and of Advisor's retention as an advisor by the Company, that Advisor has not brought and will not bring with Advisor any equipment, supplies, facility or trade secret information of any current or former employer which are not generally available to the public. Advisor also understands that, in Advisor's retention as an advisor with the Company, Advisor is not to breach any obligation of confidentiality that Advisor has to others, and Advisor agrees that Advisor shall fulfill all such obligations during Advisor's retention as an advisor with the Company.

              (g) License and Assignment of Rights. Advisor acknowledges that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by Advisor (solely or jointly with others) within the scope of and as part of Advisor's consultancy with the Company (collectively referred to herein as "Inventions") are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by such amounts paid to Advisor under this Agreement, unless regulated otherwise by the mandatory law of the State of California. Advisor also agrees and warrants that Advisor will not use or incorporate third party proprietary materials into Inventions or disclose third party proprietary information to Company.

              (h) Resolution of Disputes. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration will be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (i) subject to the jurisdiction and venue of the arbitration in Los Angeles, California; and (ii) bound by the decision of the arbitrator as the final decision with respect to the dispute. This provision will survive the termination of this Agreement on Advisor's participation on the Scientific Advisory Board.

              (i) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the choice of law rules thereof.

              (j) Amendment. This Agreement may only be amended by a writing executed by both parties.

              (k) Disclosure of Relationship. The parties each shall be entitled to disclose that Advisor is serving on the Scientific Advisory Board, including in any business plan press release, advertisement, prospectus or other offering document of the Company.

              (l) Entire Agreement. Except for any non-disclosure agreement previously entered into by the parties and any shareholders agreement between the Company and Advisor relating to Araios, this Agreement constitutes the entire agreement between the parties hereto with respect to Advisor's service on the Company's Scientific Advisory Board, and supercedes all prior oral or written understandings or agreements between the parties hereto.

              (m) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision shall be severed and the remaining provisions of this Agreement shall continue in full force and effect.

              (n) Principal Institution; Other Agreements. Notwithstanding anything to the contrary contained herein, the Company recognizes that Advisor has entered into those agreements set forth on Schedule A and that the activities of Advisor are or will be subject to the rules and regulations of the Principal Institution, including but not limited to the principles set forth in Schedule A, and any Affiliated Institution, now or in the future, and the Company agrees that Advisor shall be under no obligation to perform any services or agreements hereunder if such performance would conflict with such rules and regulations, or constitute a conflict of interest under the relevant policies of any Affiliated Institution. In the event of any conflict with any agreement or policy of any Affiliated Institution, the agreement or policy of the Affiliated Institution shall control.

              (o) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION THEREOF.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           CYTRX CORPORATION


                           By:
                              ----------------------------------------------
                              Steven A. Kriegsman, Chief Executive Officer


                           ADVISOR


                           By:
                              ----------------------------------------------
                              Dr. Michael P. Czech

                                   SCHEDULE A


The Scientific Advisory Board Consulting Agreement and related agreements by and between Dr. Michael P. Czech and Metabolex, Inc., a Delaware corporation, located in Hayward, CA, a copy of which has been provided to the Company and Araios.

The conflict of interest and intellectual property transfer policies of the University of Massachusetts ("UMass"), as outlined in that certain letter dated July 28, 2003 from Thomas J. Chmura of UMass to Dr. Czech, a copy of which has been provided to the Company and Araios, and the "University of Massachusetts Uniform Consulting Agreement Provisions" referenced therein and set forth below:

                           UNIVERSITY OF MASSACHUSETTS
                     UNIFORM CONSULTING AGREEMENT PROVISIONS

All faculty at the University of Massachusetts (the "University") are subject to the University Policy on Faculty Consulting and Outside Activities (the "Policy"). The Policy recommends that faculty at the University attach these Uniform Consulting Agreement Provisions ("Uniform Provisions") to any agreement or arrangement ("Consulting Agreement") under which a faculty member will provide consulting services to, or will engage in other non-academic activities in his or her area of expertise on behalf of any for-profit organization (a "Company"). These Uniform Provisions are intended to clarify, among other things, the respective legal rights of the University and the Company in any intellectual property and other work product that may be developed or discovered by the faculty member in the course of performing services for the Company. If any term of the Uniform Provisions is inconsistent with a term of the Consulting Agreement to which the Uniform Provisions are attached, the terms of the Uniform Provisions govern.

University faculty are permitted to devote the equivalent of one day within the academic week to the performance of outside activities, including consulting with Companies. These activities must he reported to the Department Chair of the faculty member in order to ensure compliance with this time restriction and the ability of the faculty member to meet his or her responsibilities to the University. In certain instances, these activities must also be reviewed by the University's Conflicts Committee. The Conflicts Committee may impose restrictions on the consulting relationship.

University faculty are ordinarily prohibited from using University-administered funds, facilities, and equipment in the performance of services for a Company pursuant to a Consulting Agreement. In addition, faculty must obtain special approval to involve University students in consulting or other services for Companies. Companies may obtain access to University facilities, equipment, and personnel under a sponsored research agreement with the University.

University  faculty  may not use the name of the  University  in relation to any
outside  activities,   including  consulting  work,  except  to  describe  their
credentials.

University faculty are permitted to assign to a Company their rights in any invention, discovery, or development (collectively, "Intellectual Property") that arises while performing services under a Consulting Agreement, provided that the faculty member did not use University-administered funds, facilities, or equipment (collectively, "University Resources") in the course of developing that Intellectual Property. if a faculty member made significant use of University Resources, the faculty member is contractually obligated to assign to the University all of his or her rights in that Intellectual Property.

The University presumes that a faculty member did make significant use of University Resources in the development of Intellectual Property that is the same as, directly related to, or substantially similar to a research project in which that faculty member is engaged at the University. In order to avoid any confusion regarding ownership of Intellectual Property, the University has determined and Company agrees that the field of services to be provided under this Consulting Agreement is directly related to or substantially similar to the research projects undertaken by the faculty member at the University. Therefore, any Intellectual Property developed by the faculty member during the term of this Consulting Agreement is owned by the University, and the Company may enter into negotiations to obtain license rights to the Intellectual Property.

No Consulting Agreement may limit the ability of a University faculty member to use or publish information that (a) was developed, discovered, or acquired by the faculty member in the course of research performed at the University or otherwise outside the scope of the consulting services, (b) was in the public domain before the consulting services were performed (C) entered the public domain by means other than an unauthorized disclosure resulting from an act or omission by the faculty member, (d) was known to the faculty member or the University before the consulting services were performed, or (e) is required to be disclosed in order to comply with applicable law, regulations, or a court order.

A Company may require a faculty member to leave with the Company any notes, data, and records developed in the performance of consulting services, provided that the faculty member may retain one copy of those documents for archival purposes.

Companies should be aware that, in addition to the Policy, University faculty are subject to the University Intellectual Property Policy and the University Policy on Conflicts of Interest Relating to Intellectual Property and Commercial Ventures. The University will make the three policies available upon request.

These Uniform Provisions remain in effect during the entire term of the Consulting Agreement to which they are attached.

AGREED AND ACCEPTED:

Faculty Member                          Company


By:
    ---------------------------         ----------------------------------
    Printed Name                        Print Legal Name of Company

Date:                                   By:
     -------------------------             -------------------------------
                                           Printed Name:

                                    Title:
                                          --------------------------------
                                    Date:
                                          --------------------------------
University of Massachusetts

By:
   ------------------------------
   Printed Name:

Title:
      ---------------------------
Date:
      ---------------------------

                                    EXHIBIT E

                                CYTRX CORPORATION
                       SCIENTIFIC ADVISORY BOARD AGREEMENT



         This Agreement, dated as of ______, 2002 (the "Agreement") is made by and between CytRx Corporation, a Delaware corporation (the "Company"), and ________________________ ("Advisor") with reference to the following facts.

         A. Company has formed a scientific advisory board (the "Scientific Advisory Board") that will (i) advise the Company on matters related to the Company's research and development and the Company's acquisition of new products and technologies, (ii) advise the Company with respect to its dealings with the United States Food and Drug Administration and other such regulatory agencies, and (iii) advise the Company with respect to strategic planning in the pharmaceutical biopharmaceutical genomics and other related areas.

         B. Advisor's expertise and stature will materially benefit the Company in its operations, research and development activities or strategic planning efforts.

         WHEREAS, the Company and Advisor wish to enter into this Agreement, whereby Advisor shall become a member of the Scientific Advisory Board.

         NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Services. Advisor agrees to provide to the Company such services as are customarily performed by a member of a scientific advisory board to a company such as the Company. These services will include, without limitation:

         o Consulting with the Company's management within the Advisor's professional area of expertise from time to time as reasonably requested by the Company;

         o Exchanging strategic and business development ideas with the Company;

         o Attending scientific or medical meetings with the Company's management, such as United States Food & Drug Administration meetings and other meetings relevant to Advisor's area of expertise; and

         o Attending meetings of the entire Scientific Advisory Board, which the Company expects will occur approximately once per year.

         Advisor's relationship with the Company shall be that of an independent contractor and not that of an employee. Advisor shall have no authority to enter into contracts that bind the Company or create obligations on the part of the Company unless otherwise first agreed to by the Company and Advisor in writing.

         2. Term. The Advisor's term of service on the Scientific Advisory Board will begin as of the date hereof, and will continue until either Advisor or the Company terminates this Agreement or the Advisor's participation in the Scientific Advisory Board by sending written notice to the other party.

         3. Compensation. The Company will compensate Advisor for joining the Scientific Advisory Board and for providing the services to the Company set forth in this Agreement. The compensation will be in the form of a grant to Advisor of non-qualified options under the CytRx Corporation 2000 Long-Term Incentive Plan to purchase 2,000 shares of common stock of the Company at the per share closing price on the date hereof of the Company's publicly traded common stock (the "Options"). The Options will vest fully upon the one year anniversary of their grant on the date hereof. The Options may be exercised at any time through four years after the one year anniversary date.

         In addition, the Company shall pay Advisor for all reasonable out-of-pocket expenses actually incurred by Advisor relating to Advisor's provision of services under this Agreement, including attending meetings as set forth above, in each case pursuant to a prior written approval of the expenses by the Company.

         Should Advisor perform extraordinary services on behalf of the Company, he may receive additional compensation, upon agreement with the Company. However, absent any such additional agreement between the Company and Advisor, this Agreement shall not imply the right to receive any such additional compensation.

         4. Confidential Information. Advisor will hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses. Advisor will not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than to the Company and those designated by the Company in writing. Furthermore, upon termination of this Agreement or of Advisor's service to the Company as a member of the Scientific Advisory Board, Advisor will promptly deliver to the Company all books, memoranda, records and written data of every kind relating to the business and affairs of the Company that may then be in his personal possession. Advisor acknowledges and agrees that this provision regarding confidential information will survive termination of this Agreement or of the Advisor's service to the Company as a member of the Scientific Advisory Board.

         5. Non-Compete; Nonsolicitation. During the term of this Agreement and for one (1) year thereafter, Advisor will not, without the Company's prior written consent,

              (a) directly or indirectly work on any products or services that are or will be competitive with products or services (i) being commercially developed or exploited by the Company during Advisor's consultancy and (ii) on which Advisor worked or about which Advisor learned confidential or proprietary information during Advisor's consultancy with the Company; or

              (b) solicit the employment of any employee of the Company with whom Advisor has had contact in connection with the relationship arising under this Agreement.

         6. No Conflict. Advisor represents that Advisor's performance of all the terms of this Agreement and that Advisor's retention as an advisor by the Company does not and will not breach any agreement to keep in confidence any proprietary information acquired by Advisor in confidence prior to Advisor's retention as an advisor by the Company. Advisor has not entered into, and agrees Advisor will not enter into, any agreement, either written or oral, in conflict with the foregoing sentence. Advisor understands as part of the consideration for the offer to retain Advisor as an advisor, and of Advisor's retention as an advisor by the Company, that Advisor has not brought and will not bring with Advisor any equipment, supplies, facility or trade secret information of any current or former employer which are not generally available to the public. Advisor also understands that, in Advisor's retention as an advisor with the Company, Advisor is not to breach any obligation of confidentiality that Advisor has to others, and Advisor agrees that Advisor shall fulfill all such obligations during Advisor's retention as an advisor with the Company.

         7. License and Assignment of Rights. Advisor acknowledges that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by Advisor (solely or jointly with others) within the scope of and as part of Advisor's consultancy with the Company (collectively referred to herein as "Inventions") are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by such amounts paid to Advisor under this Agreement, unless regulated otherwise by the mandatory law of the State of California. Advisor also agrees and warrants that Advisor will not use or incorporate third party proprietary materials into Inventions or disclose third party proprietary information to Company.

         8. Resolution of Disputes. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration will be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (i) subject to the jurisdiction and venue of the arbitration in Los Angeles, California; and (ii) bound by the decision of the arbitrator as the final decision with respect to the dispute. This provision will survive the termination of this Agreement on Advisor's participation on the Scientific Advisory Board.

         9. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the choice of law rules thereof.

         10. Amendment. This Agreement may only be amended by a writing executed by both parties.

         11. Disclosure of Relationship. The parties each shall be entitled to disclose that Advisor is serving on the Scientific Advisory Board, including in any business plan press release, advertisement, prospectus or other offering document of the Company.

         12. Entire Agreement. Except for any non-disclosure agreement previously entered into by the parties, this Agreement constitutes the entire agreement between the parties hereto with respect to Advisor's service on the Scientific Advisory Board, and supercedes all prior oral or written understandings or agreements between the parties hereto.

         13. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision shall be severed and the remaining provisions of this Agreement shall continue in full force and effect.

         14. Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION THEREOF.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                CYTRX CORPORATION


                                By:
                                    --------------------------------------------
                                    Steven A. Kriegsman, Chief Executive Officer



                                ADVISOR


                                By:
                                    --------------------------------------------
                                    Print Name:

                                    EXHIBIT F


                         FORM OF UMMS LICENSE AGREEMENT



                FILED SEPARATELY IN CYTRX CORPORATION'S FORM 10-Q

                    FOR THE QUARTER ENDED SEPTEMBER 30, 2003

                                    EXHIBIT G

                                  ARAIOS, INC.

                       SCIENTIFIC ADVISORY BOARD AGREEMENT


         This Scientific Advisory Board Agreement (the "Agreement") between Dr. Michael P. Czech (the "SAB Member") and Araios, Inc., a Delaware corporation (the "Company"), is made effective as of September 17, 2003 (the "Effective Date"). In connection with the appointment of the SAB Member to serve as the Chairman of the Scientific Advisory Board (the "SAB") of the Company and the mutual promises of the parties hereunder, it is agreed as follows:

         1. General. The Company hereby retains the SAB Member, and the SAB Member hereby agrees to serve, as the Chairman of the SAB and to consult with the Company with regard to its Business (such services and consultation being herein referred to as the "Services"). The term "Business" currently relates to drug discovery and development, manufacturing and marketing of products for the prevention, treatment and diagnosis of type-2 diabetes and obesity (the "Business"). Such Services shall not include those services prohibited by the Principal Institution (as defined in Section 2 below) as set forth in Schedule A attached hereto and incorporated herein or any Affiliated Institution (as defined in Section 2 below). The SAB Member is agreeing to provide the Services under this Agreement in consideration of CytRx Corporation ("CytRx") agreeing to purchase preferred stock of the Company. SAB member may join advisory boards of other companies and institutions who do not compete with the Business, provided that such commitments do not conflict with his obligations hereunder.

         2. Performance of Services. As of the Effective Date, the SAB Member agrees to make himself available to render the Services, at such time or times and location or locations as may be mutually agreed, from time to time at the request of the Company. The SAB Member agrees not to perform any Services for the Company on the premises of the University of Massachusetts Medical School (the "Principal Institution"), any academic institution or any hospital with which he is affiliated (each such Principal Institution, academic institution and hospital an "Affiliated Institution") or with the respective facilities or funds of any such Affiliated Institution which could result in claims by such Affiliated Institution of rights in any Inventions (as defined in Section 8 hereof), without the express prior agreement of Company and the Affiliated Institution, as appropriate. Unless covered by an appropriate agreement between any third party and the Company, the SAB Member shall not engage in any activities or use any facilities in the course of providing Services which could result in claims of ownership to any Inventions being made by such third party. The SAB Member agrees to devote his best efforts to the performance of the Services. The SAB Member agrees to chair meetings of the SAB, act in a leadership roll in determining the scientific areas of interest and direction of the Company with respect to the Business, perform any other services typically performed by the chairman of the scientific advisory board of a company such as the Company and attend at least four SAB meetings per year and to devote at least four hours per month to the performance of other Services as the Company may request. In connection therewith, the Company shall have the right to publicize the SAB Member's affiliation with the Company. The Company and SAB Member further agree that the SAB Member shall have the further rights and responsibilities set forth in Sections 5 and 6 of that certain Stockholders Agreement dated as of September 17, 2003 by and among the Company, CytRx and the SAB Member (the "Stockholders Agreement").

         3. Compensation. The Company shall not be required to pay the SAB Member any compensation for the Services. The Company shall promptly reimburse the SAB Member for reasonable out-of-pocket expenses, including, without limitation, travel expenses incurred by him in the performance of the Services (including attendance at all SAB meetings), following the Company's receipt of a request for reimbursement from the SAB Member. If requested by the Company, the SAB Member shall provide the Company with documentation supporting all such expenses.

         4. Principal Institution. The Company recognizes that the activities of the SAB Member are or will be subject to the rules and regulations of the Principal Institution or Affiliated Institution, now or in the future, and the Company agrees that SAB Member shall be under no obligation to perform Services if such performance would conflict with such rules and regulations, or constitute a conflict of interest under the relevant policies of the Affiliated Institution. The SAB Member has no reason to believe that the SAB Member's performance of any of the services contemplated by this Agreement will conflict with the applicable rules or policies of any Affiliated Institution, each as presently in effect. In the event such rules and regulations shall, in the Company's opinion, substantially interfere with the performance of Services by the SAB Member, the Company may terminate this Agreement upon 30 days notice to the SAB Member. The SAB Member shall provide copies to the Company of all status reports he delivers and other material correspondences he has with any Affiliated Institution concerning this Agreement or the Services within three days of his delivery or receipt of such report or correspondence.

         5. Term. The SAB Member's performance of Services shall commence on the Effective Date of this Agreement and unless terminated earlier, this Agreement shall continue for a period of five (5) years thereafter (such period, including any extension of such period, the "Term"), unless either the SAB Member or the Company terminates this Agreement pursuant to Section 6 hereof.

         6. Termination; Effect of Termination. This Agreement may be terminated by the Company at any time upon 30 days prior written notice. If either party breaches any of its material obligations under this Agreement in any material respect, the non-breaching party may terminate this Agreement (in addition to any other available remedy), in the event that such breach is not cured within ten days after receipt by such party of written notice thereof.

         Such termination shall not relieve the SAB Member or the Company of any obligations hereunder which by their terms are intended to survive the termination of the SAB Member's association with the Company, including, but not limited to, the obligations of Sections 8, 9, 10, 11, 12, 14 and 22.

         Upon termination of this Agreement for any reason, the SAB Member shall promptly deliver to the Company any and all property of the Company or its customers, licensees, licensors, or affiliates which may be in his possession or control, including without limitation, products, cell lines, materials, memoranda, notes, diskettes, records, reports, laboratory notebooks, or other documents or photocopies of the same and shall destroy any Confidential Information (as defined in Section 9 hereof) in intangible form.

         7. Independent Contractor. It is understood and agreed that the SAB Member is an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties. The SAB Member shall not be entitled to any fringe benefits generally provided to employees of the Company and the Company shall not be required to maintain workers' compensation coverage for the SAB Member.

         8. Inventions. The SAB Member shall promptly disclose to the Company, and hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company), his full right, title and interest to all Inventions (as defined below). The SAB Member agrees to cooperate fully with the Company, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect the Company's rights in and to any of such Inventions, including, but not limited to, execution of any and all applications for domestic and foreign patents, copyrights or other proprietary rights and the performance of such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Inventions to the Company and to permit the Company to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions, all at the Company's expense. The SAB Member hereby designates the Company as his agent, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting any such assignment hereunder from the SAB Member to the Company. "Inventions" shall mean, for purposes of this paragraph, ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, biological processes, cell lines, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the SAB Member (whether alone or with others) within the Business as a result of consulting with the Company under this Agreement and/or as a result of Confidential Information (as defined in Section 9 hereof) received from the Company. In no event, however, shall the SAB Member's obligations hereunder relate to any right, title or interest that the SAB Member may have in inventions, discoveries, developments, methods and processes (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the SAB Member (whether alone or with others) with the use of facilities or fundings of any Affiliated Institution and that the SAB Member is required to assign to his Affiliated Institution pursuant to the rules and regulations of such Affiliated Institution. The SAB Member agrees to not knowingly use or incorporate any third party proprietary information into any Inventions or to disclose such information to the Company. Upon termination of this Agreement with the Company, the SAB Member shall provide to the Company in writing a full, signed statement of all Inventions in which the SAB Member participated prior to termination of this Agreement.

         9. Confidentiality. During the period of this Agreement, the SAB Member will be exposed to certain information concerning the Company's or CytRx's research, business, Inventions, products, proposed new products, designs, clinical testing programs, manufacturing processes and techniques, customers, and other information and materials that embody trade secrets or technical or business information that is confidential and proprietary to the Company or CytRx and is not generally known to the public (collectively, "Confidential Information"). Confidential Information shall not include information that (i) is in the public domain on the Effective Date of this Agreement, (ii) is or was disclosed to the SAB Member by a third party having no fiduciary relationship with the Company or CytRx and having no known obligation of confidentiality with respect to such information or (iii) was independently known or developed by the SAB Member without reference to the Confidential Information as demonstrated by the SAB Member by written records. The SAB Member hereby agrees not to disclose or make use of, or allow others to use, any Confidential Information, except to Company employees and representatives, without the Company's prior written consent, unless such information becomes publicly available, through no fault of the SAB Member. In addition, the SAB Member further agrees not to make any notes or memoranda relating to the business of the Company other than for the benefit of the Company or CytRx and not to use or permit to be used at any time any such notes or memoranda other than for the benefit of the Company.

         10. Injunctive Relief. The SAB Member agrees that any breach of this Agreement by him could cause irreparable damage to the Company and that in the event of such breach the Company shall have the right to obtain injunctive relief, including, without limitation, specific performance or other equitable relief to prevent the violation of his obligations hereunder. It is expressly understood and agreed that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages by the Company.

         11. No Assignment by the SAB Member. The Services to be rendered by the SAB Member are personal in nature. The SAB Member may not assign or transfer this Agreement or any of his rights or obligations hereunder. In no event shall the SAB Member assign or delegate responsibility for actual performance of the Services to any other natural person.

         12. Publications. The SAB Member agrees that he will not at any time publish any Confidential Information that becomes known to him as a result of his relationship with the Company which is, or pursuant to the terms hereof becomes, the property of the Company or any of its clients, customers, consultants, licensors, licensees, or affiliates except to such extent as may be necessary in the ordinary course of performing in good faith his duties as a member of the SAB of the Company and with the prior written consent of the Company.

         During the Term and for a period of two years thereafter, the SAB Member agrees to submit to the Company for a period of at least 30 days (the "Review Period") a copy of any proposed manuscript or other materials to be published or otherwise publicly disclosed by the SAB Member (each a "Proposed Publication") which contains information derived, in whole or in part, from Services performed for the Company in sufficient time to enable the Company to determine if patentable Inventions or Confidential Information of the Company would be disclosed. Nothing herein shall be construed to restrict the SAB Member's right to publish material which does not contain Confidential Information. Following the expiration of the Review Period, if the Proposed Publication does not disclose patentable Inventions or Confidential Information such Proposed Publication shall be deemed to be approved by the Company for publication. In addition, the SAB Member will cooperate with the Company in this respect and will delete from the manuscript or other disclosure any Confidential Information if requested by the Company and will assist the Company in filing for patent protection for any patentable Inventions prior to publication or other disclosure.

         13. No Conflicting Agreements. The SAB Member represents and warrants that, other than as provided in Section 4 or as set forth on Schedule A attached hereto, he is not a party to any commitments or obligations inconsistent with this Agreement and hereby agrees to indemnify and hold the Company harmless against any claim based upon circumstances alleged to be inconsistent with such representation and warranty. During the Term, the SAB Member will not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide Services under this Agreement in such a manner and at times that such Services will not conflict with his responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship he has at any time with any third party. In the event of any conflict with any agreement or policy of any Affiliated Institution, the agreement or policy of the Affiliated Institution shall control.

         14. Nonsolicitation. During the Term and for one year thereafter, the SAB Member will not, without the Company's prior written consent, solicit the employment of any employee of the Company with whom the SAB Member has had contact in connection with the relationship arising under this Agreement.

         15. Disclosure of Relationship. The parties each shall be entitled to disclose that the SAB Member is serving on the SAB, including in any business plan, press release, advertisement, prospectus or other offering document of the Company or CytRx; provided that SAB Member shall have the opportunity to review press releases relating to announcement of this Agreement and developments in the Business prior to release, with approval of such press releases not to be unreasonably delayed or withheld. Notwithstanding the foregoing, the Company shall not require the approval by the SAB Member of any press release or governmental filing that in the opinion of the Company's counsel is required to be made.

         16. Notices. All notices and other communications hereunder shall be delivered or sent by facsimile transmission, recognized courier service, registered or certified mail, return receipt requested.

                   If to the Company:

                   Mark A. Tepper, Ph.D.
                   One Innovation Drive
                   Worcester, MA 01605
                   Fax:  (617) 222-0518

                   If to the SAB Member:

                   Dr. Michael P. Czech
                   75 Ruggles Street
                   Westborough,  MA 02093
                   Fax:

         Such notice or communication shall be deemed to have been given as of the date sent by the facsimile or delivered to a recognized courier service, or three days following the date sent by registered or certified mail.

         17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. The SAB Member agrees that the Company may assign this Agreement, in whole or in part, to any person or entity controlled by, in control of, or under common control with, the Company, and to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of the Company with or into such corporations.

         18. Entire Agreement. This Agreement together with the Stockholders Agreement constitute the entire agreement between the parties as to the subject matter hereof. To the extent that the Stockholders Agreement imposes broader or additional obligations on the Company or the SAB Member with respect to any of the matters covered by this Agreement, the Company and the SAB Member shall be subject to such broader or additional obligations that do not conflict herewith. No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles.

         20. Enforceability. The invalidity or unenforceability of any provision hereof as to an obligation of a party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other party reasonably expected to receive hereunder, that party shall have the right to terminate this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by limiting or reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         21. Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         22. Resolution of Disputes. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration will be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (i) subject to the jurisdiction and venue of the arbitration in Los Angeles, California; and (ii) bound by the decision of the arbitrator as the final decision with respect to the dispute.

         23. Advice of Counsel. Each party acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as the date first written above.

                                                ARAIOS, INC.


                                                By:
                                                   --------------------------
                                                   Mark A. Tepper, Ph.D.
                                                   President



-------------------------------
Name:  Dr. Michael P. Czech

Social Security Number:

-------------------------------

                                   SCHEDULE A

                             Conflicting Agreements

         (a) The Scientific Advisory Board Consulting Agreement and related agreements by and between Dr. Michael P. Czech and Metabolex, Inc., a Delaware corporation, located in Hayward, CA, a copy of which has been provided to the Company and CytRx.

         (b) The conflict of interest and intellectual property transfer policies of the University of Massachusetts ("UMass"), as outlined in that certain letter dated July 28, 2003 from Thomas J. Chmura of UMass to Dr. Czech, a copy of which has been provided to the Company and CytRx, and the "University of Massachusetts Uniform Consulting Agreement Provisions" referenced therein and set forth below:

                           UNIVERSITY OF MASSACHUSETTS
                     UNIFORM CONSULTING AGREEMENT PROVISIONS

All faculty at the University of Massachusetts (the "University") are subject to the University Policy on Faculty Consulting and Outside Activities (the `Policy"). The Policy recommends that faculty at the University attach these Uniform Consulting Agreement Provisions ("Uniform Provisions") to any agreement or arrangement ("Consulting Agreement") under which a faculty member will provide consulting services to, or will engage in other non-academic activities in his or her area of expertise on behalf of any for-profit organization (a "Company"). These Uniform Provisions are intended to clarify, among other things, the respective legal rights of the University and the Company in any intellectual property and other work product that may be developed or discovered by the faculty member in the course of performing services for the Company. If any term of the Uniform Provisions is inconsistent with a term of the Consulting Agreement to which the Uniform Provisions are attached, the terms of the Uniform Provisions govern.

University faculty are permitted to devote the equivalent of one day within the academic week to the performance of outside activities, including consulting with Companies. These activities must he reported to the Department Chair of the faculty member in order to ensure compliance with this time restriction and the ability of the faculty member to meet his or her responsibilities to the University. In certain instances, these activities must also be reviewed by the University's Conflicts Committee. The Conflicts Committee may impose restrictions on the consulting relationship.

University faculty are ordinarily prohibited from using University-administered funds, facilities, and equipment in the performance of services for a Company pursuant to a Consulting Agreement. In addition, faculty must obtain special approval to involve University students in consulting or other services for Companies. Companies may obtain access to University facilities, equipment, and personnel under a sponsored research agreement with the University.

University  faculty  may not use the name of the  University  in relation to any
outside  activities,   including  consulting  work,  except  to  describe  their
credentials.

University faculty are permitted to assign to a Company their rights in any invention, discovery, or development (collectively, "Intellectual Property") that arises while performing services under a Consulting Agreement, provided that the faculty member did not use University-administered funds, facilities, or equipment (collectively, "University Resources") in the course of developing that Intellectual Property. if a faculty member made significant use of University Resources, the faculty member is contractually obligated to assign to the University all of his or her rights in that Intellectual Property.

The University presumes that a faculty member did make significant use of University Resources in the development of Intellectual Property that is the same as, directly related to, or substantially similar to a research project in which that faculty member is engaged at the University. In order to avoid any confusion regarding ownership of Intellectual Property, the University has determined and Company agrees that the field of services to be provided under this Consulting Agreement is directly related to or substantially similar to the research projects undertaken by the faculty member at the University. Therefore, any Intellectual Property developed by the faculty member during the term of this Consulting Agreement is owned by the University, and the Company may enter into negotiations to obtain license rights to the Intellectual Property.

No Consulting Agreement may limit the ability of a University faculty member to use or publish information that (a) was developed, discovered, or acquired by the faculty member in the course of research performed at the University or otherwise outside the scope of the consulting services, (b) was in the public domain before the consulting services were performed (C) entered the public domain by means other than an unauthorized disclosure resulting from an act or omission by the faculty member, (d) was known to the faculty member or the University before the consulting services were performed, or (e) is required to be disclosed in order to comply with applicable law, regulations, or a court order.

A Company may require a faculty member to leave with the Company any notes, data, and records developed in the performance of consulting services, provided that the faculty member may retain one copy of those documents for archival purposes.

Companies should be aware that, in addition to the Policy, University faculty are subject to the University Intellectual Property Policy and the University Policy on Conflicts of Interest Relating to Intellectual Property and Commercial Ventures. The University will make the three policies available upon request.

These Uniform Provisions remain in effect during the entire term of the Consulting Agreement to which they are attached.


AGREED AND ACCEPTED:

Faculty Member                          Company


By:
    ------------------------------      ----------------------------------
    Printed Name                        Print Legal Name of Company

Date:                                   By:
      ----------------------------         -------------------------------
                                           Printed Name:

                                    Title:
                                          ---------------------------------
                                    Date:
                                         ----------------------------------

University of Massachusetts
---------------------------

By:
   ------------------------------
   Printed Name:

Title:
      ---------------------------

Date:
     ----------------------------